   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998 POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-42713, -02, -03
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                   FORM S-3**
            POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           EL PASO ENERGY CORPORATION
                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                        76-0568816
                    DELAWARE                                        76-6133071
                    DELAWARE                                        76-6133072
        (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                        Identification No.)

                                                                BRITTON WHITE, JR.
                                                   EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
            EL PASO ENERGY BUILDING                          EL PASO ENERGY BUILDING
             1001 LOUISIANA STREET                            1001 LOUISIANA STREET
              HOUSTON, TEXAS 77002                             HOUSTON, TEXAS 77002
                 (713) 420-2131                                   (713) 420-2131
  (Address, including zip code, and telephone        (Name, address, including zip code, and
                number, including                               telephone number,
 area code, of registrant's principal executive     including area code, of agent for service)
                     offices)

                             ---------------------
                                   Copies to:

                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4360
                             ---------------------
    **This Post-Effective Amendment to the Registration Statement on Form S-3 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by the Registrant, the successor to El Paso Natural Gas Company, a Delaware corporation, following a merger to effect a holding company reorganization effective as of August 1, 1998. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

    On March 17, 1998, El Paso Energy Capital Trust I ("Trust I") issued $325,000,000 of its 4 3/4% Trust Convertible Preferred Securities registered under this Registration Statement. Trust I will not issue any additional Trust Preferred Securities and is therefore no longer a registrant hereunder.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
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

PROSPECTUS

                           EL PASO ENERGY CORPORATION
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------

                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III

                           TRUST PREFERRED SECURITIES
   (GUARANTEED TO THE EXTENT SET FORTH HEREIN BY EL PASO ENERGY CORPORATION)

    El Paso Energy Corporation, a Delaware corporation, ("El Paso Energy" or the "Company") is the successor corporation to and holding company of El Paso Natural Gas Company ("EPG"). El Paso Energy may offer and sell from time to time in one or more series its (i) unsecured debt securities which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") consisting of notes, debentures or other evidences of indebtedness, (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and (iii) shares of common stock, par value $3.00 per share (the "Common Stock").

    El Paso Energy Capital Trust II and El Paso Energy Capital Trust III (individually, an "EPE Trust" and collectively, the "EPE Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective EPE Trusts ("Trust Preferred Securities"). El Paso Energy will be the beneficial owner of all the beneficial ownership interests represented by common securities of each of the EPE Trusts (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"). Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable periodically as specified in the applicable supplement to this prospectus (a "Prospectus Supplement"). Subordinated Debt Securities may be issued and sold by El Paso Energy from time to time in one or more series to an EPE Trust, or a trustee of such EPE Trust, in connection with the investment of the proceeds from the offering of Trust Securities of such EPE Trust. The Subordinated Debt Securities purchased by an EPE Trust may be subsequently distributed pro rata to holders of Trust Securities in connection with the dissolution of such EPE Trust upon the occurrence of certain events as may be described in a related Prospectus Supplement. The payment of distributions with respect to Trust Preferred Securities of each of the EPE Trusts out of monies held by each of the EPE Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by El Paso Energy to the extent described herein (each a "Trust Guarantee"). See "Description of the Trust Guarantees." El Paso Energy's obligations under the Trust Guarantees will be subordinate and junior in right of payment to all other liabilities of El Paso Energy and rank pari passu with the most senior preferred stock, if any, issued from time to time by El Paso Energy.

    The Senior Debt Securities, the Subordinated Debt Securities, the Preferred Stock and the Common Stock offered hereby are collectively hereinafter referred to as the "El Paso Energy Securities" and, together with the Trust Securities, the "Securities." The Securities (excluding Trust Preferred Securities) will be limited to an aggregate initial public offering price not to exceed approximately $565 million, or, in the case of Senior Debt Securities and Subordinated Debt Securities, the equivalent thereof in one or more foreign currencies, including composite currencies. The Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a related Prospectus Supplement.

    Certain specific terms of the particular Securities for which this Prospectus is being delivered will be set forth in a related Prospectus Supplement, including, where applicable: (i) in the case of Senior Debt Securities or Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturities, interest rate or rates (which may be fixed or variable), the date or dates on which interest, if any, shall be payable, the place or places where principal of and premium, if any, and interest, if any, on such Senior Debt Securities or Subordinated Debt Securities of the series will be payable, terms of optional or mandatory redemption or any sinking fund or analogous provisions, currency or currencies, or currency unit or currency units of denomination and payment if other than U.S. dollars, the initial public offering price, terms relating to temporary or permanent global securities, provisions regarding convertibility or exchangeability, if any, provisions regarding registration of transfer or exchange, the proceeds to El Paso Energy and other special terms; (ii) in the case of Preferred Stock, the specific designations, the number of shares, dividend rights (including, if applicable, the manner of calculation thereof), and any liquidation, redemption, conversion, exchange, voting and other rights, the initial public offering price and other special terms; (iii) in the case of Common Stock, the terms of the offering and sales thereof; and (iv) in the case of the Trust Preferred Securities or the related Trust Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of El Paso Energy or repayment at the option of the holder, provisions regarding conversion or exchange for capital stock of El Paso Energy, the designation of the Trustee(s) acting under the applicable Indenture or Trust Guarantee and the public offering price.

    The Securities may be offered and sold to or through underwriters, dealers, or agents as designated from time to time, or through a combination of such methods, and also may be offered and sold directly to one or more other purchasers. See "Plan of Distribution." The names of, and the principal amounts or number of shares to be purchased by, underwriters, dealers or agents, and the compensation of such underwriters, dealers or agents, including any applicable fees, commissions, and discounts, will be set forth in the related Prospectus Supplement. No Securities may be sold without delivery of a Prospectus Supplement describing such series or issue of Securities and the method and terms of offering thereof.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

               The date of this Prospectus is September   , 1998

                             AVAILABLE INFORMATION

     El Paso Energy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Such material also may be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov." El Paso Energy's Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") under the trading symbol "EPG," and reports, proxy statements and other information concerning El Paso Energy may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to El Paso Energy and the Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by EPG and El Paso Energy pursuant to the Exchange Act are incorporated herein by reference:

          1. EPG's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Form 10-K");

          2. EPG's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

          3. EPG's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998;

          4. The portions of EPG's definitive Proxy Statement for the Annual Meeting of Stockholders held on May 12, 1998, that have been incorporated by reference into the 1997 Form 10-K;

          5. EPG's Current Reports on Form 8-K dated March 17, 1998 and August 3, 1998;

          6. El Paso Energy's Current Reports on Form 8-K dated August 3, 1998 and August 25, 1998;

          7. El Paso Energy's Registration Statement on Form 8-A, filed with respect to the Common Stock; and

          8. El Paso Energy's Registration Statement on Form 8-A, filed with respect to the Preferred Stock Purchase Rights.

     All documents and reports filed by El Paso Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     El Paso Energy will provide without charge to each person, including any beneficial owner of a Security, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to the Vice President, Investor and Public Relations, El Paso Energy Corporation, 1001 Louisiana Street, Houston, Texas 77002, (telephone (713) 420-2131).

                       CERTAIN FORWARD-LOOKING STATEMENTS

     This Prospectus and the accompanying Prospectus Supplement (including the documents incorporated by reference herein) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, El Paso Energy cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, El Paso Energy, including its subsidiaries, or its management expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "anticipate" and similar expressions may identify forward-looking statements.

     Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include increasing competition within El Paso Energy's industry, the timing and extent of changes in commodity prices for natural gas and power, uncertainties associated with acquisitions and joint ventures, potential environmental liabilities, potential contingent liabilities and tax liabilities related to El Paso Energy's acquisitions, political and economic risks associated with current and future operations in foreign countries, conditions of the equity and other capital markets during the periods covered by the forward-looking statements, and other risks, uncertainties and factors, including the effect of the year 2000 date change, discussed more completely in El Paso Energy's other filings with the Commission, including the 1997 Form 10-K.

                                  THE COMPANY

     On August 1, 1998, EPG reorganized into a holding company form of organizational structure, whereby El Paso Energy, a Delaware corporation became the holding company and succeeded EPG as the publicly traded corporation. El Paso Energy's principal operations include the interstate and intrastate transportation, gathering and processing of natural gas; the marketing of natural gas and power and other commodities; and the development and operation of energy infrastructure facilities worldwide.

     The Company owns or has interests in over 28,200 miles of interstate and intrastate pipeline systems connecting the nation's principal natural gas supply regions to four of the largest consuming regions in the United States, namely the Gulf Coast, California, the Northeast and the Midwest. The Company's natural gas transmission operations include one of the nation's largest mainline natural gas transmission systems which is comprised of five interstate pipeline systems:
El Paso Natural Gas, Tennessee Gas Pipeline, Midwestern Gas Transmission, East Tennessee Natural Gas, and Mojave Pipeline. Intrastate transmission operations are conducted through El Paso Energy's interests in Oasis Pipe Line Company, Channel Industries Gas Company, and Gulf States Gas Pipeline Company.

     In addition to its interstate and intrastate transmission services, El Paso Energy provides services including natural gas gathering, products extraction, dehydration, purification and compression. These operations include interests in 41 gathering systems, 25 natural gas processing and treating facilities located in the most prolific and active production areas of the United States (including the San Juan, Anadarko and Permian Basins and in East Texas, South Texas, Louisiana and the Gulf of Mexico), and 8 offshore platforms. El Paso Energy's marketing activities include the purchasing, marketing and trading of natural gas, natural gas liquids, power, crude oil and refined products, as well as providing integrated price risk management services associated with these commodities, and the participation in the development and ownership of domestic power generating facilities.

     The Company's international activities are focused on the development and operation of international energy infrastructure projects and include ownership interests in (i) three major existing natural gas transmission systems in Australia, (ii) natural gas transmission and power generation facilities currently in operation or under construction in Argentina, Bolivia, Brazil, Chile, Czech Republic, Hungary, Indonesia, Mexico, Pakistan and Peru, and (iii) three operating domestic power generation plants.

     El Paso Energy's principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002, and its telephone number at that address is (713) 420-2131.

HOLDING COMPANY REORGANIZATION

     EPG, a Delaware corporation which was incorporated in 1928, reorganized its corporate structure on August 1, 1998, to establish the Company as the parent corporation for the operating subsidiaries (the "Reorganization"). In order to effect the Reorganization, EPG incorporated the Company as a new wholly owned holding company of EPG and then merged EPG with an indirect, wholly owned subsidiary of the Company. The merger was effected without a vote of stockholders of EPG pursuant to the provisions of the General Corporation Law of Delaware. The capital structure of the Company is the same as that of EPG prior to the merger.

     In connection with the Reorganization, the Company, as the new holding company, assumed certain liabilities and obligations of EPG, including those with respect to the $334,750,000 aggregate principal amount of 4 3/4% Subordinated Convertible Debentures due 2028 and the guarantee with respect to the $325,000,000 aggregate liquidation amount of 4 3/4% Trust Convertible Preferred Securities of Trust I.

                                 THE EPE TRUSTS

     Each of EPE Trust II and EPE Trust III is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a separate original declaration of trust, each of which has been amended and restated (as so amended and restated, each a "Declaration"), executed by El Paso Energy, as sponsor for such EPE Trust (the "Sponsor"), and the Trustees (as defined herein) for such EPE Trust, and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each EPE Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from the sale of the Trust Securities in Subordinated Debt Securities issued by El Paso Energy, and (iii) engaging in only those other activities necessary or incidental thereto.

     All of the Trust Common Securities issued by each of the EPE Trusts will be directly or indirectly owned by El Paso Energy. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. El Paso Energy will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each EPE Trust. A majority of the Trustees (the "Administrative Trustees") of each EPE Trust will be persons who are employees or officers of or affiliated with El Paso Energy. One trustee of each EPE Trust will be a financial institution that will be unaffiliated with El Paso Energy and that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each EPE Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee" and, together with the Administrative Trustees and the Property Trustee, the "Trustees"). Each EPE Trust's business and affairs will be conducted by the Trustees appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. Except in certain limited circumstances, the holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of an EPE Trust. The duties and obligations of the Trustees shall be governed by the Declaration of each EPE Trust. El Paso Energy will pay all fees and expenses related to the EPE Trusts and the offering of Trust Securities, the payment of which will be guaranteed by El Paso Energy. The office of the Delaware Trustee for each EPE Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each EPE Trust shall be c/o El Paso Energy Corporation, 1001 Louisiana Street, Houston, Texas 77002, and its telephone number is (713) 420-2131.

                                USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds received by the Company from the sale of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock and Common Stock will be used for general corporate purposes. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments. The EPE Trusts will use all proceeds received from the sale of the Trust Preferred Securities to purchase Subordinated Debt Securities from the Company.

                RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
                     EARNINGS TO COMBINED FIXED CHARGES AND
              PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                 SIX MONTHS
                                   ENDED                YEAR ENDED DECEMBER 31,
                                  JUNE 30,     -----------------------------------------
                                  1998(2)      1997     1996     1995     1994     1993
                                 ----------    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed
  Charges and Ratio of
  Earnings to Combined Fixed
  Charges and Preferred and
  Preference Stock Dividend
  Requirements(1).............     2.08x       2.26x    1.59x    2.51x    2.87x    3.04x

---------------

(1) The ratio of earnings to combined fixed charges and preferred and preference stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since El Paso Energy has no outstanding preferred stock or preference stock and, therefore, no dividend requirements.

(2) Because of the seasonal nature of El Paso Energy's business, the ratio for the six month period may not necessarily be indicative of the ratio that will result for the full year 1998.

     For purposes of calculating these ratios: (i) "fixed charges" represent interest cost (exclusive of interest on rate refunds), amortization of debt costs, the estimated portion of rental expense representing the interest factor, and the pre-tax preferred stock dividend requirements of majority-owned subsidiaries; and (ii) "earnings" represent the aggregate of income from continuing operations before income taxes, interest expense (exclusive of interest on rate refunds), amortization of debt costs, the estimated portion of rental expense representing the interest factor, and the actual amount of any preferred stock dividend requirements of majority owned subsidiaries, adjusted to reflect actual distributions from equity investments.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

     The Senior Debt Securities offered hereby will represent unsecured obligations of El Paso Energy. The Senior Debt Securities offered hereby will be issued under an indenture (the "Senior Indenture"), between El Paso Energy and The Chase Manhattan Bank, as trustee (the "Senior Debt Trustee"). The Senior Indenture does not limit the aggregate principal amount of Senior Debt Securities that may be issued thereunder from time to time in one or more series.

     The terms of the Senior Debt Securities include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act. The Senior Debt Securities are subject to all such terms, and holders of Senior Debt Securities are referred to the Senior Indenture and the Trust Indenture Act for a statement of those terms.

     The statements set forth below in this section are brief summaries of certain provisions contained in the Senior Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Indenture, including the definitions therein of certain terms, a copy of which Senior Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Senior Indenture.

GENERAL

     Reference is made to the Prospectus Supplement relating to the particular series offered thereby for the terms of such Senior Debt Securities, including where applicable: (a) the form and title of the Senior Debt Securities; (b) the aggregate principal amount of the Senior Debt Securities; (c) the date or dates on which the Senior Debt Securities may be issued; (d) the date or dates on which the principal of and premium, if any, on the Senior Debt Securities shall be payable; (e) the rate or rates (which may be fixed or variable) at which the Senior Debt Securities shall bear interest, if any, and the date or dates from which such interest shall accrue; (f) the dates on which interest, if any, shall be payable and the record dates for the interest payment dates; (g) the place or places where the principal of and premium, if any, and interest, if any, on the Senior Debt Securities of the series will be payable; (h) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the Senior Debt Securities may be redeemed at the option of El Paso Energy or otherwise; (i) any optional or mandatory redemption or any sinking fund or analogous provisions; (j) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Senior Debt Securities of the series shall be issuable; (k) if other than the principal amount thereof, the portion of the principal amount of the Senior Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the Senior Indenture; (l) whether payment of the principal of and premium, if any, and interest, if any, on the Senior Debt Securities shall be without deduction for taxes, assessments, or governmental charges paid by the holders; (m) the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the Senior Debt Securities shall be denominated, payable, redeemable or purchasable, as the case may be; (n) any Events of Default (as defined below) with respect to the Senior Debt Securities that differ from those set forth in the Senior Indenture; (o) whether the Senior Debt Securities will be convertible; (p) whether the Senior Debt Securities of such series shall be issued as a global certificate or certificates and, in such case, the identity of the depositary for such series; (q) provisions regarding the convertibility or exchangeability of the Senior Debt Securities; and (r) any other terms not inconsistent with the Senior Indenture.

     If any Senior Debt Securities offered hereby are sold for foreign currencies or foreign currency units or if the principal of and premium, if any, or interest, if any, on any series of Senior Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Senior Debt Securities and such currencies and currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Debt Securities offered hereby will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The Senior Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Senior Debt Securities. See "-- Global Senior Debt Securities."

     One or more series of Senior Debt Securities offered hereby may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any such series of Senior Debt Securities will be described generally in the Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     No service charge will be made for any transfer or exchange of the Senior Debt Securities, but the Company or the Senior Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Senior Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to any such Senior Debt Securities and to payment on and transfer and exchange of such Senior Debt Securities will be described in the applicable Prospectus Supplement. Bearer Senior Debt Securities will be transferable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Senior Debt Securities may be surrendered for payment or transferred at the offices of the Senior Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register, or by transfer to an account maintained by the person entitled thereto, provided that the proper wire transfer instructions have been received by the Company prior to the Record Date. Payment of Senior Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

GLOBAL SENIOR DEBT SECURITIES

     The Senior Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, a depositary (the "Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. Unless and until such global certificate or certificates are exchanged in whole or in part for Senior Debt Securities in individually certificated form, a global Senior Debt Security may not be transferred or exchanged except as a whole to a nominee of the Depositary for such global Senior Debt Security, or by a nominee for the Depositary to the Depositary, or to a successor of the Depositary or a nominee of such successor, except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to a series of Senior Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Senior Debt Security representing all or a portion of a series of Senior Debt Securities will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS

     Limitations on Liens. The Senior Indenture provides that El Paso Energy will not, nor will it permit any Restricted Subsidiary (as defined below) to, create, assume, incur or suffer to exist any Lien (as defined below) upon any Principal Property (as defined below), whether owned or leased on the date of the Senior Indenture or thereafter acquired, to secure any Debt (as defined below) of El Paso Energy or any other Person (as defined below) (other than the Senior Debt Securities issued thereunder), without in any such case making effective provision whereby all of the Senior Debt Securities Outstanding thereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. There is excluded from this restriction:

          (i) any Lien upon any property or assets of El Paso Energy or any Restricted Subsidiary in existence on the date of the Senior Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the Senior Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the Senior Indenture;

          (ii) any Lien upon any property or assets created at the time of acquisition of such property or assets by El Paso Energy or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

          (iii) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by El Paso Energy or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by El Paso Energy or any Restricted Subsidiary);

          (iv) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise;

          (v) the assumption by El Paso Energy or any Restricted Subsidiary of obligations secured by any Lien existing at the time of the acquisition by El Paso Energy or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

          (vi) any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

          (vii) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

          (viii) any Lien arising from or in connection with a conveyance by El Paso Energy or any Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

          (ix) any Lien in favor of El Paso Energy or any Restricted Subsidiary;

          (x) any Lien created or assumed by El Paso Energy or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by El Paso Energy or any Subsidiary;

          (xi) any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

          (xii) Permitted Liens (as defined below);

          (xiii) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

          (xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

     Notwithstanding the foregoing, under the Senior Indenture, El Paso Energy may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of El Paso Energy or any Person (other than the Senior Debt Securities) that is not excepted by clauses (i) through (xiv), inclusive, above without securing the Senior Debt Securities issued under the Senior Indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

     Restriction on Sale-Leasebacks. The Senior Indenture provides that El Paso Energy will not, nor will it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless: (i) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later; (ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (iii) El Paso Energy or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Senior Debt Securities; or (iv) El Paso Energy or such Restricted Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-

Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt (as defined below) of El Paso Energy or any such Restricted Subsidiary, or
(B) investment in another Principal Property.

     Notwithstanding the foregoing, under the Senior Indenture El Paso Energy may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Senior Debt Securities) secured by Liens upon Principal Properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the Consolidated Net Tangible Assets.

  Certain Defined Terms. As used herein:

     "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of El Paso Energy and its consolidated subsidiaries for El Paso Energy's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

     "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

     "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

     "Permitted Liens" means (i) Liens upon rights-of-way for pipeline purposes;
(ii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by El Paso Energy or any Subsidiary in good faith; (v) Liens of, or to secure performance of, leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by El Paso Energy or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by El Paso Energy or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any Lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principal Property" means (a) any pipeline assets of El Paso Energy or any Subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by El Paso Energy or any Subsidiary that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of El Paso Energy's Board of Directors, is not material in relation to the activities of El Paso Energy and its Subsidiaries as a whole.

     "Restricted Subsidiary" means any Subsidiary of El Paso Energy owning or leasing any Principal Property.

     "Sale-Leaseback Transaction" means the sale or transfer by El Paso Energy or any Restricted Subsidiary of any Principal Property to a Person (other than El Paso Energy or a Subsidiary) and the taking back by El Paso Energy or any Restricted Subsidiary, as the case may be, of a lease of such Principal Property.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Senior Indenture provides that El Paso Energy may, without the consent of the Senior Debt Trustee or the holders of any Senior Debt Securities issued thereunder, consolidate or merge with, or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, provided that
(i) either El Paso Energy is the surviving entity or such successor Person shall expressly assume the due and punctual payment of the principal of, and any premium and interest on, all the Senior Debt Securities and the performance or observance of every covenant and condition of the Senior Indenture on the part of El Paso Energy to be performed or observed, (ii) immediately after giving effect to the transaction, no Default or Event of Default exists, and (iii) El Paso Energy has delivered the Officer's Certificate and Opinion of Counsel required by the Senior Indenture. Any such successor Person shall succeed to and be substituted for, and may exercise every right and power of, El Paso Energy under the Senior Indenture with the same effect as if it had been named a party in the Senior Indenture and El Paso Energy shall, except in the case of a lease, be released and discharged from all its obligations under the Senior Debt Securities and the Senior Indenture. Notwithstanding the foregoing, El Paso Energy currently anticipates that it will provide in any supplemental Senior Indenture, including with respect to existing issuances of Senior Debt Securities, that the predecessor Person may, in the alternative, elect not to be so released from such obligations, provided that the predecessor Person and the successor Person shall agree, pursuant to such supplemental Senior Indenture, to be co-obligors jointly and severally with respect to all such obligations.

EVENTS OF DEFAULT

     An "Event of Default" will occur under the Senior Indenture with respect to Senior Debt Securities of a particular series issued thereunder upon: (a) default in the payment of the principal of, or premium, if any, on, any Senior Debt Security of such series at its maturity; (b) default in the payment of any interest on any Senior Debt Security of such series when it becomes due and payable and continuance of such default for a period of 30 days; (c) default in the performance, or breach, of any term, covenant or warranty contained in the Senior Indenture with respect to such series for a period of 60 days upon giving written notice as provided in the Senior Indenture; (d) the occurrence of certain events of bankruptcy; or (e) any other Event of Default applicable to such series.

     The Senior Indenture provides that if an Event of Default with respect to a series of Senior Debt Securities issued thereunder shall have occurred and be continuing, either the Senior Debt Trustee or the holders of not less than 25% in principal amount of Senior Debt Securities of such series then outstanding may declare the principal amount of all Senior Debt Securities of such series to be due and payable immediately upon giving written notice as provided in the Senior Indenture. The Senior Indenture provides that the holders of a majority in principal amount of Senior Debt Securities then outstanding of such series may rescind and annul such declaration and its consequences under certain circumstances.

     The holders of a majority in principal amount of Senior Debt Securities of a series then outstanding may waive past defaults under the Senior Indenture with respect to such series and its consequences (except a continuing default in the payment of principal of or premium, if any, or interest on any series of Senior Debt Securities or a default in respect of any covenant or provision of the Senior Indenture which cannot be modified or amended by a supplemental Senior Indenture without the consent of the holder of each outstanding Senior Debt Security affected thereby).

     Pursuant to the Senior Indenture, the holders of a majority in aggregate principal amount of all affected series of Senior Debt Securities then outstanding may direct with respect to such series the time, method, and place of conducting any proceeding for any remedy available to the Senior Debt Trustee or exercising any trust or power conferred on the Senior Debt Trustee, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of any holders, the Senior Debt Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

     Under the terms of the Senior Indenture, El Paso Energy is required to furnish to the Senior Debt Trustee annually an Officer's Certificate to the effect that to the best of such officer's knowledge, El Paso Energy is not in default in the performance and observance of the terms, provisions and conditions of the Senior Indenture or, if such officer has knowledge that El Paso Energy is in default, specifying such default. The Senior Indenture requires the Senior Debt Trustee to give to all holders of Senior Debt Securities outstanding thereunder notice of any Default by El Paso Energy in the manner provided in the Senior Indenture, unless such Default shall have been cured or waived; however, except in the case of a default in the payment of principal of and premium, if any, or interest, if any, on any Senior Debt Securities outstanding thereunder, the Senior Debt Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee, or a trust committee of directors or certain officers of the Senior Debt Trustee in good faith determine that withholding such notice is in the interest of the holders of such outstanding Senior Debt Securities.

SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

     Under the terms of the Senior Indenture, El Paso Energy may satisfy and discharge certain obligations to holders of Senior Debt Securities of any series which have not already been delivered to the Senior Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by (i) depositing or causing to be deposited with the Senior Debt Trustee funds in an amount sufficient to pay the principal and any premium and interest to the date of such deposit (in case of Senior Debt Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, (ii) paying or causing to be paid all other sums payable under the Senior Indenture with respect to such Senior Debt Securities, and
(iii) delivering to the Senior Debt Trustee an Officer's Certificate and Opinion of Counsel relating to such satisfaction and discharge.

     The Senior Indenture also provides that El Paso Energy and any other obligor, if any, will be discharged from any and all obligations in respect of any series of Senior Debt Securities issued thereunder (excluding, however, certain obligations, such as the obligation to register the transfer or exchange of such outstanding Senior Debt Securities of such series, to replace stolen, lost, mutilated or destroyed certificates, to pay principal and interest on the original stated due dates or specified redemption date, to make any sinking fund payments, and to maintain paying agencies) on the 91st day following the deposit referred to in the following clause (i), subject to the following conditions:
(i) the irrevocable deposit, in trust, of cash or U.S. Government Obligations (or a combination thereof) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay the principal and interest and premium, if any, on the outstanding Senior Debt Securities of such series and any mandatory sinking fund payments, in each case, on the stated maturity of such payments in accordance with the terms of the Senior Indenture and the outstanding Senior Debt Securities of such series or on any Redemption Date established pursuant to clause (iii) below, (ii) El Paso Energy's receipt of an Opinion of Counsel based on the fact that

(A) El Paso Energy has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Senior Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and confirming that, the holders of the Senior Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, (iii) if the Senior Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Senior Indenture or provision therefor satisfactory to the Senior Debt Trustee shall have been made, (iv) no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit, and (v) El Paso Energy's delivery to the Senior Debt Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that the conditions precedent under the Senior Indenture have been complied with.

     Under the Senior Indenture, El Paso Energy also may discharge its obligations referred to above under the captions "-- Certain Covenants" and "-- Consolidation, Merger and Sale of Assets" included in this Prospectus, as well as certain of its obligations relating to reporting obligations under the Senior Indenture, in respect of any series of Senior Debt Securities on the 91st day following the deposit referred to in clause (i) in the immediately preceding paragraph, subject to satisfaction of the conditions described in clauses (i),
(iii), (iv) and (v) in the immediately preceding paragraph with respect to such series of Senior Debt Securities and the delivery of an Opinion of Counsel confirming that the holders of the Senior Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

CHANGES IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

     The Senior Indenture does not contain provisions requiring redemption of the Senior Debt Securities issued thereunder, or adjustment to any terms of such Senior Debt Securities, upon any change in control of El Paso Energy.

     Other than the limitations on Liens and the restriction on Sale-Leaseback Transactions described above under the caption "-- Certain Covenants" included in this Prospectus, the Senior Indenture does not contain any covenant or other provisions designed to afford holders of the Senior Debt Securities issued thereunder protection in the event of a highly leveraged transaction involving El Paso Energy.

MODIFICATION OF THE SENIOR INDENTURE

     The Senior Indenture provides that El Paso Energy and the Senior Debt Trustee may enter into supplemental indentures without the consent of the holders of Senior Debt Securities issued thereunder to: (a) secure any of such Senior Debt Securities; (b) evidence the succession of another Person to El Paso Energy under the Senior Indenture and the Senior Debt Securities and the assumption by such successor Person of the obligations of El Paso Energy thereunder; (c) add covenants and Events of Default for the benefit of the holders of all or any series of such Senior Debt Securities or to surrender any right or power conferred by the Senior Indenture upon El Paso Energy; (d) add to, change or eliminate any of the provisions of the Senior Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Senior Debt Securities of any series entitled to the benefit of such provision outstanding; (e) establish the forms or terms of the Senior Debt Securities of any series issued thereunder; (f) cure any ambiguity or correct any inconsistency in the Senior Indenture; (g) evidence the acceptance of appointment by a successor Senior Debt Trustee; and (h) qualify the Senior Indenture under the Trust Indenture Act.

     The Senior Indenture also contains provisions permitting El Paso Energy and the Senior Debt Trustee, with the consent of the holders of a majority in aggregate principal amount of all outstanding Senior Debt Securities affected by such supplemental Senior Indenture (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Senior Indenture, or modify in any manner the rights of the holders of such Senior Debt Securities; provided that El Paso Energy and the Senior Debt Trustee may not, without the consent of the holder of each outstanding Senior Debt Security affected thereby, (a) change the stated maturity of the principal of or any installment of principal of or interest, if any, on, any Senior Debt Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest thereon, (b) reduce the percentage in principal amount of Senior Debt Securities required for any such supplemental Senior Indenture or for any waiver provided for in the Senior Indenture, (c) change El Paso Energy's obligation to maintain an office or agency for payment of Senior Debt Securities and the other matters specified therein, or (d) modify any of the provisions of the Senior Indenture relating to the execution of supplemental indentures with the consent of holders of Senior Debt Securities which are discussed in this paragraph or modify any provisions relating to the waiver by holders of past defaults and certain covenants, except to increase any required percentage or to provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Debt Security affected thereby.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder, as such, of El Paso Energy or any of its affiliates shall have any personal liability in respect of the obligations of El Paso Energy under the Senior Indenture or the Senior Debt Securities by reason of his, her or its status as such.

APPLICABLE LAW

     The Senior Indenture is, and the Senior Debt Securities offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE SENIOR DEBT TRUSTEE

     The Senior Indenture provides that, except during the continuance of an Event of Default, the Senior Debt Trustee will perform only such duties as are specifically set forth in the Senior Indenture. If an Event of Default has occurred and is continuing, the Senior Debt Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Senior Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Senior Indenture contains limitations on the rights of the Senior Debt Trustee, should it become a creditor of El Paso Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The Senior Debt Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The Chase Manhattan Bank, a New York banking corporation, is the Senior Debt Trustee under the Senior Indenture, and is also the Subordinated Debt Trustee (as defined below) under the Subordinated Debt Indenture (as defined below). El Paso Energy maintains banking and other commercial relationships with The Chase Manhattan Bank in the ordinary course of business.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Subordinated Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as Trustee (the "Subordinated Debt Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Subordinated Debt Securities will include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act. The Subordinated Debt Securities are subject to all such terms, and holders of Subordinated Debt Securities are referred to the Subordinated Indenture and the Trust Indenture Act for those terms.

     The statements set forth below in this section are brief summaries of certain provisions contained in the Subordinated Indenture, do not purport to be complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Subordinated Indenture, including the definitions of certain terms therein, and the Trust Indenture Act. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Subordinated Indenture.

GENERAL

     The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Subordinated Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an Subordinated Indenture supplemental to the Subordinated Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (each, a "Supplemental Subordinated Indenture").

     In the event Subordinated Debt Securities are issued to an EPE Trust or a trustee of such trust in connection with the issuance of Trust Securities by such EPE Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such EPE Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to an EPE Trust or a trustee of such trust in connection with the issuance of Trust Securities by such EPE Trust.

     Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (a) the designation of such Subordinated Debt Securities; (b) the aggregate principal amount of such Subordinated Debt Securities; (c) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (d) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (e) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (f) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (g) the right, if any, to extend the interest payment periods and the duration of such extension; (h) provisions for a sinking purchase or other analogous fund, if any; (i) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or the holder; (j) the form of such Subordinated Debt Securities; (k) provisions regarding convertibility or exchangeability for capital stock of El Paso Energy (if any); and (l) any other terms not inconsistent with the Subordinated Indenture. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Subordinated Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register, or by transfer to an account maintained by the person entitled thereto, provided that proper wire transfer instructions have been received by the Company prior to the Record Date.

     If any Subordinated Debt Securities offered hereby are sold for foreign currencies or foreign currency units or if the principal of and premium, if any, or interest, if any, on any series of Subordinated Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Subordinated Debt Securities and such currencies and currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Subordinated Debt Securities offered hereby will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. The Subordinated Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Subordinated Debt Securities. See "-- Global Subordinated Debt Securities."

     One or more series of Subordinated Debt Securities offered hereby may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any such series of Subordinated Debt Securities will be described generally in the Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Subordinated Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Subordinated Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to any such Subordinated Debt Securities and to payment on and transfer and exchange of such Subordinated Debt Securities will be described in the applicable Prospectus Supplement. Bearer Subordinated Debt Securities will be transferrable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Subordinated Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register, or by transfer to an account maintained by the person entitled thereto, provided that the proper wire transfer instructions have been received by the Company prior to the Record Date. Payment of Subordinated Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

GLOBAL SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global certificate(s) that will be deposited with, or on behalf of, a depositary (the "Subordinated Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more global certificate(s) will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such global certificate(s). Unless and until such global certificate(s) exchanged in whole or in part for Subordinated Debt Securities in individually certificated form, a global Subordinated Debt Security may not be transferred or exchanged except as a whole to a nominee of the Subordinated Depositary for such global Subordinated Debt Security, or by a nominee for the Subordinated Depositary to the Subordinated Depositary or to a successor of the Subordinated Depositary or a nominee of such successor, except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to a series of Subordinated Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Subordinated Debt Security representing all or a portion of a series of Subordinated Debt Securities will be described in the Prospectus Supplement relating to such series.

SUBORDINATION

     The Subordinated Debt Securities will be subordinated and junior in right of payment to all other Debt of El Paso Energy, except for such Debt that is by its terms subordinate to or pari passu with the Subordinated Debt Securities ("Senior Debt"), and such other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS

     If Subordinated Debt Securities are issued to an EPE Trust or a Trustee of such trust in connection with the issuance of Trust Securities by such EPE Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein), (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Guarantee or the guarantee of the Trust Common Securities (together with the Trust Guarantee, the "Guarantees") or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then the Company will be subject to certain restrictions regarding (a) the declaration or payment of dividends on, and the making of guarantee payments with respect to, any of its capital stock; and (b) the making of any payment of interest, principal or premium, if any, on or the repayment, repurchase or redemption of any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities. Such restrictions will be more fully described in the Prospectus Supplement applicable to such Subordinated Debt Securities.

     In the event Subordinated Debt Securities are issued to an EPE Trust or a Trustee of such trust in connection with the issuance of Trust Securities of such EPE Trust, for so long as such Trust Securities remain outstanding, the Company will covenant in the Declaration, the Guarantees or the indenture supplemental to the Subordinated Debt Indenture with respect to such EPE Trust
(i) to directly or indirectly maintain 100% ownership of the Common Securities of such EPE Trust; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Trust Common Securities and (ii) not to voluntarily terminate, wind-up or liquidate such EPE Trust, except in connection with (a) the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such EPE Trust, (b) the redemption of all of the Trust Securities of such EPE Trust or (c) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such EPE Trust. The Company will also covenant to use its commercially reasonable efforts, consistent with the terms and provisions of the Declaration of such EPE Trust, to cause such EPE Trust to remain classified as a grantor trust and not taxable as a corporation for U.S. federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Subordinated Indenture provides that El Paso Energy may, without the consent of the Subordinated Debt Trustee or the holders of any Subordinated Debt Securities issued thereunder, consolidate or merge with, or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, provided that (i) either El Paso Energy is the surviving entity or such successor Person expressly assumes or becomes a co-obligor jointly and severally liable with respect to the due and punctual payment of the principal of, and any premium and interest on, all the Subordinated Debt Securities and the performance or observance of every covenant and condition of the Subordinated Indenture on the part of El Paso Energy to be performed or observed, (ii) immediately after giving effect to the transaction, no Default or Event of Default exists, and (iii) El Paso Energy has delivered the Officer's Certificate and Opinion of Counsel required by the Subordinated Indenture. Any such successor Person shall succeed to and be substituted for, and may exercise every right and power of, El Paso Energy under the Subordinated Indenture with the same effect as if it had been named a party in the Subordinated Indenture and El Paso Energy shall, except in the case of a lease, be released and discharged from all its obligations under the Subordinated Debt Securities and the Subordinated Indenture. Notwithstanding the foregoing, the predecessor Person may, in the alternative, elect not to be so released from such obligations, provided that the predecessor Person and the successor Person shall agree, pursuant to a supplemental Subordinated Indenture, to be co-obligors jointly and severally with respect to all such obligations.

EVENTS OF DEFAULT

     An "Event of Default" will occur under the Subordinated Indenture with respect to Subordinated Debt Securities of a particular series issued thereunder upon: (a) default in the payment of the principal of, or premium, if any, on, any Subordinated Debt Security of such series at its maturity (whether or not prohibited by the subordination provisions thereof); (b) default in the payment of any interest on any Subordinated Debt Security of such series when it becomes due and payable and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions thereof); (c) default in the performance, or breach, of any term, covenant or warranty contained in the Subordinated Indenture with respect to such series for a period of 60 days upon giving written notice as provided in the Subordinated Indenture; or (d) the occurrence of certain events of bankruptcy.

     The Subordinated Indenture provides that if an Event of Default with respect to a series of Subordinated Debt Securities issued thereunder shall have occurred and be continuing, either the Subordinated Debt Trustee or the holders of not less than 25% in principal amount of Subordinated Debt Securities of such series then outstanding may declare the principal amount of all Subordinated Debt Securities of such series to be due and payable immediately upon giving written notice as provided in the Subordinated Indenture. The Subordinated Indenture provides that the holders of a majority in principal amount of Subordinated Debt Securities then outstanding of such series may rescind and annul such declaration and its consequences under certain circumstances.

     The holders of a majority in principal amount of Subordinated Debt Securities of a series then outstanding may waive past defaults under the Subordinated Indenture with respect to such series and its consequences (except a continuing default in the payment of principal of or premium, if any, or interest on any series of Subordinated Debt Securities or a default in respect of any covenant or provision of the Subordinated Indenture which cannot be modified or amended by a supplemental Subordinated Indenture without the consent of the holder of each outstanding Subordinated Debt Security affected thereby).

     Pursuant to the Subordinated Indenture, the holders of a majority in aggregate principal amount of all affected series of Subordinated Debt Securities then outstanding may direct with respect to such series the time, method, and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee or exercising any trust or power conferred on the Subordinated Debt Trustee, provided that such direction shall not be in conflict with any rule of law or the Subordinated Indenture. Before proceeding to exercise any right or power under the Subordinated Indenture at the direction of any holders, the Subordinated Debt Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with any such direction.

     Under the terms of the Subordinated Indenture, El Paso Energy is required to furnish to the Subordinated Debt Trustee annually an Officer's Certificate to the effect that to the best of such officer's knowledge, El Paso Energy is not in default in the performance and observance of the terms, provisions and conditions of the Subordinated Indenture or, if such officer has knowledge that El Paso Energy is in default, specifying such default. The Subordinated Indenture requires the Subordinated Debt Trustee to give to all holders of Subordinated Debt Securities outstanding thereunder notice of any Default by El Paso Energy in the manner provided in the Subordinated Indenture, unless such Default shall have been cured or waived; however, except in the case of a default in the payment of principal of and premium, if any, or interest, if any, on any Subordinated Debt Securities outstanding thereunder, the Subordinated Debt Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee, or a trust committee of directors or certain officers of the Subordinated Debt Trustee in good faith determine that withholding such notice is in the interest of the holders of such outstanding Subordinated Debt Securities.

CHANGE IN CONTROL AND HIGHLY LEVERAGED TRANSACTIONS

     The Subordinated Indenture contains no covenants or other provisions to afford protection to holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Company.

MODIFICATION OF THE SUBORDINATED INDENTURE

     The Subordinated Indenture provides that El Paso Energy and the Subordinated Debt Trustee may enter into supplemental indentures without the consent of the holders of Subordinated Debt Securities issued thereunder to: (a) evidence the succession of another Person to El Paso Energy under the Subordinated Indenture and the Subordinated Debt Securities and the assumption by such successor Person of the obligations of El Paso Energy thereunder; (b) evidence another Person's becoming a co-obligor with respect to the obligations of El Paso Energy under the Subordinated Indenture and the Subordinated Debt Securities; (c) add covenants and Events of Default for the benefit of the holders of all or any series of such Subordinated Debt Securities or to surrender any right or power conferred by the Subordinated Indenture upon El Paso Energy; (d) add to, change or eliminate any of the provisions of the Subordinated Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Subordinated Debt Securities of any series entitled to the benefit of such provision outstanding; (e) establish the forms or terms of the Subordinated Debt Securities of any series issued thereunder; (f) cure any ambiguity or correct any inconsistency in the Subordinated Indenture; (g) evidence the acceptance of appointment by a successor (including as a co-obligor) Subordinated Debt Trustee; and (h) qualify the Subordinated Indenture under the Trust Indenture Act.

     The Subordinated Indenture also provides that El Paso Energy and the Subordinated Debt Trustee, with the consent of the holders of a majority in aggregate principal amount of all outstanding Subordinated Debt Securities of all series affected by such modification (voting as one class), to modify the Subordinated Indenture or the rights of the holders of such Subordinated Debt Securities; provided that El Paso Energy and the Subordinated Debt Trustee may not, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby: (a) change the stated maturity of the principal of or any installment of principal of or interest, if any, on, any Subordinated Debt Security, or reduce the principal amount thereof or premium, if any, on or the rate of interest thereon; (b) reduce the percentage in principal amount of Subordinated Debt Securities required for any such supplemental Subordinated Indenture or for any waiver provided for in the Subordinated Indenture; (c) change El Paso Energy's obligation to maintain an office or agency for payment of Subordinated Debt Securities and the other matters specified therein; or (d) modify any of the provisions of the Subordinated Indenture relating to the execution of supplemental indentures with the consent of holders of Subordinated Debt Securities which are discussed in this paragraph or modify any provisions relating to the waiver by holders of past defaults and certain covenants, except to increase any required percentage or to provide that certain other provisions of the Subordinated Indenture cannot be modified or waived without the consent of the holder of each outstanding Subordinated Debt Security affected thereby.

SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

     Under the terms of the Subordinated Indenture, El Paso Energy may satisfy and discharge certain obligations to holders of Subordinated Debt Securities of any series which have not already been delivered to the Subordinated Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year or are to be called for redemption within one year by (i) depositing or causing to be deposited with the Subordinated Debt Trustee funds in an amount sufficient to pay the principal and any premium and interest to the date of such deposit (in case of Subordinated Debt Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, (ii) paying or causing to be paid all other sums payable under the Subordinated Indenture with respect to such Subordinated Debt Securities, and (iii) delivering to the Subordinated Debt Trustee an Officer's Certificate and Opinion of Counsel relating to such satisfaction and discharge.

     The Subordinated Indenture also provides that El Paso Energy and any other obligor, if any, will be discharged from any and all obligations in respect of any series of Subordinated Debt Securities issued thereunder (excluding, however, certain obligations, such as the obligation to register the transfer or exchange of such outstanding Subordinated Debt Securities of such series, to replace stolen, lost, mutilated or destroyed certificates, to pay principal and interest on the original stated due dates or specified redemption date, to make any sinking fund payments, and to maintain paying agencies) on the 91st day following the deposit referred to in the following clause (i), subject to the following conditions: (i) the irrevocable deposit, in trust, of cash or U.S. Government Obligations (or a combination thereof) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay the principal and interest and premium, if any, on the outstanding Subordinated Debt Securities of such series and any mandatory sinking fund payments, in each case, on the stated maturity of such payments in accordance with the terms of the Subordinated Indenture and the outstanding Subordinated Debt Securities of such series or on any Redemption Date established pursuant to clause (iii) below; (ii) El Paso Energy's receipt of an Opinion of Counsel based on the fact that (A) El Paso Energy has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Subordinated Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and confirming that, the holders of the Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; (iii) if the Subordinated Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Subordinated Indenture or provision therefor satisfactory to the Subordinated Debt Trustee shall have been made; (iv) no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit; and (v) El Paso Energy's delivery to the Subordinated Debt Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that the conditions precedent under the Subordinated Indenture have been complied with.

     Under the Subordinated Indenture, El Paso Energy also may discharge its obligations referred to above under the captions "-- Certain Covenants" and "-- Consolidation, Merger and Sale of Assets" included in this Prospectus, as well as certain of its obligations relating to reporting obligations under the Subordinated Indenture, in respect of any series of Subordinated Debt Securities on the 91st day following the deposit referred to in clause (i) in the immediately preceding paragraph, subject to satisfaction of the conditions described in clauses (i), (iii), (iv) and (v) in the immediately preceding paragraph with respect to such series of Subordinated Debt Securities and the delivery of an Opinion of Counsel confirming that the holders of the Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder, as such, of El Paso Energy or any of its affiliates shall have any personal liability in respect of the obligations of El Paso Energy under the Subordinated Indenture or the Subordinated Debt Securities by reason of his, her or its status as such.

APPLICABLE LAW

     The Subordinated Indenture is, and the Subordinated Debt Securities offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

CONCERNING THE SUBORDINATED DEBT TRUSTEE

     The Subordinated Indenture provides that, except during the continuance of an Event of Default, the Subordinated Debt Trustee will perform only such duties as are specifically set forth in the Subordinated

Indenture. If an Event of Default has occurred and is continuing, the Subordinated Debt Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Subordinated Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Subordinated Indenture contains limitations on the rights of the Subordinated Debt Trustee, should it become a creditor of El Paso Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The Subordinated Debt Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The Chase Manhattan Bank, a New York banking corporation, is the Subordinated Debt Trustee under the Subordinated Indenture, and is also the Senior Debt Trustee under the Senior Indenture. El Paso Energy maintains banking and other commercial relationships with The Chase Manhattan Bank in the ordinary course of business.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

     The statements under this caption are brief summaries, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (a) El Paso Energy's Restated Certificate of Incorporation, as amended (the "El Paso Energy Charter"), and the Shareholder Rights Agreement, dated as of July 16, 1998, as amended, between El Paso Energy and BankBoston, N.A., as Rights Agent (the "Shareholder Rights Agreement"), copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part, and (b) the certificate of designation relating to each series of Preferred Stock, which will be filed with the Commission at, or prior to, the time of the offering of such series of Preferred Stock.

GENERAL

     El Paso Energy currently is authorized by the El Paso Energy Charter to issue up to 275,000,000 shares of Common Stock and up to 25,000,000 shares of Preferred Stock. As of July 31, 1998, there were issued and outstanding 119,864,487 shares of Common Stock and no shares of Preferred Stock.

COMMON STOCK

     El Paso Energy currently is authorized by the El Paso Energy Charter to issue up to 275,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of El Paso Energy out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of El Paso Energy, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable.

     The transfer agent and registrar for El Paso Energy's Common Stock is BankBoston, N.A.

PREFERRED STOCK

     El Paso Energy's Board of Directors, without any further action by the stockholders of El Paso Energy, is authorized to issue up to 25,000,000 shares of Preferred Stock, and to divide the Preferred Stock into one or more series, and to fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of Preferred Stock may have the effect of delaying, deterring, or preventing a change in control of El Paso Energy. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of the particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to the particular series of Preferred Stock.

     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. The Prospectus Supplement relating to each series will specify the terms of the Preferred Stock as follows:

          (a) The maximum number of shares to constitute such series and the distinctive designation thereof;

          (b) The annual dividend rate, if any, on shares of such series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative;

          (c) The price at which, and the terms and conditions on which, the shares of such series may be redeemed, including the time during which shares of such series may be redeemed and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution, or winding up of the affairs of El Paso Energy;

          (e) Whether or not the shares of such series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of capital stock of El Paso Energy, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g) The voting rights, if any, on the shares of such series; and

          (h) Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions thereof

     The federal income tax consequences and special considerations applicable to any such series of Preferred Stock will be generally described in the Prospectus Supplement relating thereto.

     As of the date of this Prospectus, no shares of Preferred Stock are outstanding. Pursuant to the Shareholder Rights Agreement (as described below), the Board of Directors of El Paso Energy has designated the Series A Preferred Stock (as defined below).

SHAREHOLDER RIGHTS AGREEMENT

     In July 1992, EPG's Board of Directors declared a dividend distribution of one right (an "EPG Right") for each share of EPG's common stock, par value $3.00 per share, then outstanding. In July 1997, EPG's Board amended EPG's shareholders rights agreement pursuant to which the EPG Rights were issued. All shares of EPG common stock issued subsequent to July 1992 also included these EPG Rights. In connection with the holding company reorganization effected as of August 1, 1998, each one-half EPG Right then associated with each outstanding share of EPG common stock was converted into one right (a "Right") issued under the Shareholder Rights Agreement. All shares of common stock issued after August 1, 1998, will also include a Right. Under certain conditions, each Right may be exercised to purchase from El Paso Energy one two-hundredth of a share of a series of El Paso Energy's Preferred Stock, designated as Series A Junior Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at a price of $75 per one two-hundredth of a share, subject to adjustment.

     The El Paso Energy Charter provides that the holders of Series A Preferred Stock are entitled to 200 votes per share on all matters submitted to a vote of the stockholders of El Paso Energy, subject to adjustment. In addition, during any period that dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividend payments, the holders of Series A Preferred Stock will have the right to vote together as a class to elect two directors of El Paso Energy as described above.

     The Rights are exercisable only if, without the prior consent of El Paso Energy's Board of Directors, a person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the voting power of all outstanding voting securities of El Paso Energy or commences or announces a tender or exchange offer, after consummation of which such person or group would beneficially own 15% or more of El Paso Energy's voting securities. If, after the Rights become exercisable, El Paso Energy is involved in a merger or other business combination transaction in which its Common Stock is exchanged or changed, or it sells 50% or more of its assets or earning power, each Right will entitle the holder thereof to purchase, at the Right's then-current exercise price, common stock of the acquiring company having a value of twice the exercise price of the Right. If a person becomes the beneficial owner of securities having 15% or more of the voting power of all then-outstanding voting securities of El Paso Energy, or if, during any period of such ownership, there shall be any reclassification of securities or recapitalization of El Paso Energy, or any merger or consolidation of El Paso Energy with any of its subsidiaries or any other transaction or series of transactions which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of El Paso Energy or any of its subsidiaries which is directly or indirectly owned by such person, then for a 60-day period thereafter each Right not owned by such person will entitle the holder thereof to purchase, at the Right's then-current exercise price, shares of Common Stock (or in certain circumstances other equity securities of El Paso Energy with at least the same economic value as the Common Stock) having a market value of twice the Right's then-current exercise price. The Rights, which have no voting rights, expire no later than July 7, 2002. The Rights may be redeemed by El Paso Energy under certain circumstances prior to their expiration date at a purchase price of $.01 per Right. It is possible that the existence of the Rights may have the effect of delaying, deterring or preventing a takeover of El Paso Energy.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     El Paso Energy is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which restricts certain transactions and business combinations between a corporation and an interested stockholder (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) for a period of three years from the time such person becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding voting stock held by the interested stockholder), Section 203 prohibits certain business transactions, such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock for a period of three years after such person becomes an interested stockholder. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding voting stock held by persons who are both directors and officers or by certain employee stock plans) or if either the proposed transaction or the transaction by which the interested stockholder became such is approved by the board of directors of the corporation prior to the time such stockholder becomes an interested stockholder.

EL PASO ENERGY'S RESTATED CERTIFICATE OF INCORPORATION

     The El Paso Energy Charter contains provisions applicable to a merger, consolidation, asset sale, liquidation, recapitalization, or certain other business transactions, including the issuance of stock of El Paso

Energy ("Business Combinations"). The El Paso Energy Charter requires the affirmative vote of 51% or more of the voting stock of El Paso Energy, excluding any voting stock held by an interested stockholder (defined in the El Paso Energy Charter as any person who owns 10% or more of the voting stock and certain defined affiliates), with respect to all Business Combinations involving the interested stockholder, unless directors who served as such prior to the time the interested stockholder became an interested stockholder determine by a two-thirds vote that (i) the proposed consideration meets certain minimum price criteria, or (ii)(A) the interested stockholder holds 80% or more of the voting stock and (B) the interested stockholder has not received (other than proportionately as a stockholder) the benefit of any financial assistance from El Paso Energy, whether in anticipation of or in connection with such Business Combination. To meet the minimum price criteria, all stockholders must receive consideration or retain value per share after the transaction which is not less than the price per share paid by the interested stockholder. The El Paso Energy Charter also requires the dissemination to stockholders of a proxy or information statement describing the Business Combination.

     The El Paso Energy Charter also prohibits the taking of any action by written stockholder consent in lieu of a meeting and the subsequent amendment of the El Paso Energy Charter to repeal or alter the above provisions without the affirmative vote of 51% of El Paso Energy's voting stock, excluding voting stock held by any interested stockholder.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each EPE Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each EPE Trust authorizes the Administrative Trustees of such EPE Trust to issue on behalf of such EPE Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of the EPE Trust for specific terms, including: (a) the distinctive designation of such Trust Preferred Securities; (b) the number of Trust Preferred Securities issued by such EPE Trust; (c) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such EPE Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (d) whether distributions on Trust Preferred Securities issued by such EPE Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such EPE Trust shall be cumulative; (e) the amount or amounts which shall be paid out of the assets of such EPE Trust to the holders of Trust Preferred Securities of such EPE Trust upon voluntary or involuntary dissolution, winding-up or termination of such EPE Trust; (f) the obligation, if any, of such EPE Trust to purchase or redeem Trust Preferred Securities issued by such EPE Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such EPE Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (g) the voting rights, if any, of Trust Preferred Securities issued by such EPE Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more EPE Trusts, or of both, as a condition to specified action or amendments to the Declaration of such EPE Trust; (h) the terms and conditions, if any, upon which the assets of such EPE Trust may be distributed to holders of Trust Preferred Securities; (i) provisions regarding convertibility or exchangeability of the Trust Preferred Securities for capital stock of El Paso Energy; (j) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (k) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such EPE Trust not inconsistent with the Declaration of such EPE Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Trust Guarantees." Any U.S. federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each EPE Trust will issue one series of Trust Common Securities. The Declaration of each EPE Trust authorizes the Administrative Trustees of such trust to issue on behalf of such EPE Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by an EPE Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such EPE Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of an EPE Trust. All of the Trust Common Securities of each EPE Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by El Paso Energy from time to time for the benefit of the holders of the Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Trust Guarantee (the "Trust Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Trust Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable EPE Trust.

GENERAL

     Pursuant to each Trust Guarantee, El Paso Energy will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by an EPE Trust, the Trust Guarantee Payments (as defined herein) (except to the extent paid by such EPE Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such EPE Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by an EPE Trust to the extent not paid by such EPE Trust (the "Trust Guarantee Payments"), will be subject to the Trust Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such EPE Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such EPE Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such EPE Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such EPE Trust (other than in connection with the distribution of the assets of such EPE Trust to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such EPE Trust has funds available therefor and (b) the amount of assets of such EPE Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such EPE Trust. El Paso Energy's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable EPE Trust to pay such amounts to such holders.

     Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable EPE Trust, but will not apply to any payment of distributions except to the extent such EPE Trust shall have funds available therefor. If El Paso Energy does not make interest payments on the Subordinated Debt Securities purchased by an EPE Trust, such EPE Trust will not pay distributions on the Trust Preferred Securities issued by such EPE Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants" included in the Prospectus.

     El Paso Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the EPE Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Guarantees, except that upon an event of default under the Subordinated Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS

     In each Trust Guarantee, El Paso Energy will covenant that, so long as any Trust Preferred Securities issued by the applicable EPE Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such EPE Trust, then (a) El Paso Energy shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of its capital stock (other than

(i) purchases or acquisitions of shares of El Paso Energy Common Stock in connection with the satisfaction by El Paso Energy of its obligations under any employee benefit plans or the satisfaction by El Paso Energy of its obligations pursuant to any contract or security requiring El Paso Energy to purchase shares of Company Common Stock or, (ii) the purchase of fractional interests in shares of Company capital stock as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of Company capital stock or make any guarantee payments with respect to the foregoing and (b) El Paso Energy shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by El Paso Energy which rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable EPE Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of El Paso Energy and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable EPE Trust then outstanding.

TERMINATION

     Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable EPE Trust upon the first to occur of (a) full payment of the Redemption Price of all Trust Preferred Securities of such EPE Trust, (b) distribution of the assets of such EPE Trust to the holders of the Trust Preferred Securities of such EPE Trust, and (c) full payment of the amounts payable upon liquidation of such EPE Trust in accordance with the Declaration of such EPE Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable EPE Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of El Paso Energy to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under such Trust Preferred Securities. If the Trust Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against El Paso Energy to enforce the Trust Guarantee Trustee's rights under such Trust Guarantee, without first instituting a legal proceeding against the relevant EPE Trust, the Trust Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if El Paso Energy has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against El Paso Energy for enforcement of the Trust Guarantee for such payment. El Paso Energy waives any right or remedy to require that any action be brought first against such EPE Trust or any other person or entity before proceeding directly against El Paso Energy.

STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute unsecured obligations of El Paso Energy and will rank: (i) subordinate and junior in right of payment to all other liabilities of El Paso Energy; (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by El Paso Energy and with any guarantee now or hereafter entered into by El Paso Energy in respect of any preferred or preference stock of any affiliate of El Paso Energy; and (iii) senior to the El Paso Energy Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable EPE Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     The Trust Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     The Trust Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates may, from time to time, maintain a banking relationship with the Trust Guarantee Trustee.

GOVERNING LAW

     The Trust Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
              THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

     As long as El Paso Energy makes payments of interest and other payments when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation preference of the Trust Securities; (ii) the interest rate and interest and other payment dates of the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) El Paso Energy shall pay for all and any costs, expenses and liabilities of the EPE Trusts except the EPE Trusts' obligations to holders of the Trust Preferred Securities under the Trust Preferred Securities of the EPE Trusts; and (iv) the Declaration of each EPE Trust further provides that such EPE Trust will not engage in any activity that is not consistent with the limited purposes of such EPE Trust.

     Payments of distributions and other amounts due on the Trust Preferred Securities of an EPE Trust (to the extent such EPE Trust has funds available for the payment of such distributions) are irrevocably guaranteed by El Paso Energy as and to the extent set forth under "Description of Trust Guarantees." Taken together, El Paso Energy's obligations under the Subordinated Debt Securities, the Subordinated Indenture, the Declarations of the EPE Trusts and the Trust Guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each of the EPE Trust's obligations under the Trust Preferred Securities. If and to the extent that El Paso Energy does not make payments on the Subordinated Debt Securities, the EPE Trusts will not pay distributions or other amounts due on the Trust Preferred Securities. The Trust Guarantees do not cover payment of distributions when an EPE Trust does not have sufficient funds to pay such distributions. In such event, the remedies of a holder of the Trust Preferred Securities of such EPE Trust are described herein under "Description of the Trust Guarantees -- Events of Default." The obligations of El Paso Energy under the Trust Guarantees are unsecured and are subordinate and junior in right of payment to all other liabilities of El Paso Energy.

     Notwithstanding anything to the contrary in the Subordinated Indenture and to the extent set forth therein, El Paso Energy has the right to set-off any payment it is otherwise required to make thereunder with and to the extent El Paso Energy has theretofore made, or is concurrently on the date of such payment making, a payment under a Trust Guarantee.

     A holder of Trust Preferred Securities of an EPE Trust may institute a legal proceeding directly against El Paso Energy to enforce its rights under the Trust Guarantee with respect to such EPE Trust without first instituting a legal proceeding against the Trust Guarantee Trustee, such EPE Trust or any other person or entity.

     The Trust Preferred Securities of an EPE Trust evidence a beneficial interest in such EPE Trust. The EPE Trusts exist for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Subordinated Debt Securities. A principal difference between the rights of a holder of Trust Preferred Securities and a holder of Subordinated Debt Securities is that a holder of Subordinated Debt Securities is entitled to receive from El Paso Energy the principal amount of and interest accrued on Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive distributions from an EPE Trust (or from El Paso Energy under the Trust Guarantee) if and to the extent such EPE Trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of an EPE Trust involving the liquidation of the Subordinated Debt Securities, the holders of the Trust Preferred Securities of such EPE Trust will be entitled to receive, out of assets held by such EPE Trust and after satisfaction of liabilities to creditors of such EPE Trust as provided by applicable law, the liquidation distribution in cash. See "Description of Trust Preferred Securities." Upon any voluntary or involuntary liquidation or bankruptcy of El Paso Energy, the Property Trustee of an EPE Trust, as holder of the Subordinated Debt Securities of such Trust, would be a subordinated creditor of El Paso Energy, subordinated in right of payment to all Senior Debt of El Paso Energy, but entitled to receive payment in full of principal and interest, before any shareholders of El Paso Energy receive payments or distributions. Since El Paso Energy is the guarantor under the Trust Guarantees and has agreed to pay for all costs, expenses and liabilities of the EPE Trusts (other than the EPE Trusts' obligations to the holders of the Trust Preferred Securities), the positions of a holder of Trust Preferred Securities and a holder of Subordinated Debt Securities relative to other creditors and to shareholders of El Paso Energy in the event of liquidation or bankruptcy of El Paso Energy would be substantially the same.

     A default or event of default under any Senior Debt of El Paso Energy will not constitute a default or Event of Default under the Subordinated Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of El Paso Energy, the subordination provisions of the Subordinated Indenture provide that no payments may be made in respect of the Subordinated Debt Securities until Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debt Securities would constitute an Event of Default under the Subordinated Indenture with respect thereto.

                              PLAN OF DISTRIBUTION

     El Paso Energy and any EPE Trust may offer or sell the El Paso Energy Securities and the Trust Preferred Securities, respectively, to or through one or more underwriters, dealers or agents as designated from time to time, or through a combination of such methods and also may offer or sell the El Paso Energy Securities and the Trust Preferred Securities, respectively, directly to one or more other purchasers. El Paso Energy and any EPE Trust may sell the El Paso Energy Securities and the Trust Preferred Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part.

     A Prospectus Supplement will set forth the terms of the offering of the particular series of Securities offered thereby, including: (i) the name or names of any underwriters or agents; (ii) the initial public offering or purchase price of such series of Securities; (iii) any underwriting discounts, commissions, and other items constituting underwriters' compensation and any other discount, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; (iv) any commissions paid to any agents; (v) the net proceeds to El Paso Energy from the sales; (vi) the net proceeds to an EPE Trust from the sales; and (vii) any securities exchanges or markets on which the Securities may be listed.

     Unless otherwise set forth in the Prospectus Supplement relating to a particular series of Securities, the obligations of the underwriters to purchase such series of Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities of such series allocated to it if any such Securities are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

     The El Paso Energy Securities and the Trust Securities may be offered and sold by El Paso Energy or any EPE Trust, respectively, directly or through agents designated by El Paso Energy or any EPE Trust from time to time. Unless otherwise indicated in the related Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such series of Securities. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with El Paso Energy or an EPE Trust, to indemnification by El Paso Energy or such EPE Trust against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, El Paso Energy in the ordinary course of business.

     Other than Common Stock, Preferred Stock and Senior Debt Securities, all Securities offered will be a new issue of securities with no established trading market. Any underwriter to whom Securities are sold by El Paso Energy or any EPE Trust for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the Common Stock is listed for trading on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed for trading on the NYSE, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any Securities.

                                 LEGAL MATTERS

     The validity of the Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities and Trust Guarantees will be passed upon for El Paso Energy and the EPE Trusts by Andrews & Kurth L.L.P., Houston, Texas. The validity of the Trust Preferred Securities under Delaware Law will be passed upon for the EPE Trusts by Potter Anderson & Corroon, Wilmington, Delaware, as special Delaware counsel. If the Securities are being distributed in an underwritten offering, the validity of the Securities will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of EPG as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by El Paso Energy in connection with the issuance and distribution of the Securities being registered. All amounts shown are estimated except the Commission registration fee.*

Securities and Exchange Commission registration fee.........   $191,750
Printing and engraving expenses.............................    235,651
Legal fees and expenses.....................................     98,680
Accounting fees and expenses................................     59,379
Trustee's fees and expenses.................................     15,494
Miscellaneous...............................................     55,037
                                                               --------
          Total.............................................   $655,991
                                                               ========

---------------

* The above table reflects amounts incurred to date in connection with the issuance and distribution of the securities registered hereunder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of El Paso Energy's By-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of El Paso Energy provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of El Paso Energy or that, being or having been such a director or officer or an employee of El Paso Energy, such person is or was serving at the request of El Paso Energy as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of El Paso Energy also provide that El Paso Energy may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the El Paso Energy Charter provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso Energy shall not be liable to El Paso Energy or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso Energy for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     El Paso Energy maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso Energy and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of El Paso Energy and/or its subsidiaries, as the case may be.

     Reference is made to Exhibits 1.1, 1.2 and 1.3 hereto, respectively, which contain provisions for indemnification of El Paso Energy, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus Supplements.

ITEM 16. EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         ***1.1          -- Form of El Paso Energy Debt Securities Underwriting
                            Agreement
         ***1.2          -- Form of El Paso Energy Equity Securities Underwriting
                            Agreement
            1.3          -- El Paso Energy Capital Trust I Trust Preferred Securities
                            Underwriting Agreement, dated as of March 11, 1998
                            (incorporated by reference to Exhibit 1.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            3.1          -- Restated Certificate of Incorporation of El Paso Energy;
                            Certificate of Designation, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of El Paso
                            Energy, dated as of July 16, 1998, as amended
                            (incorporated by reference to Exhibit 3.1 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            3.2          -- By-laws of El Paso Energy, as amended, dated as of July
                            16, 1998 (incorporated by reference to Exhibit 3.2 of El
                            Paso Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            4.1          -- Shareholder Rights Agreement, dated as of July 16, 1998, by and between El Paso Energy and BankBoston, N.A., as
                            Rights Agent (incorporated by reference to Exhibit 4.1 of
                            El Paso Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
          **4.2          -- Form of Senior Indenture between El Paso Energy and The
                            Chase Manhattan Bank, as Trustee (including form of
                            senior security)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, between EPG and The Chase Manhattan Bank, as
                            Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- First Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of March 17, 1998, between
                            EPG and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
            4.5          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, between
                            El Paso Energy and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
           *4.6          -- Certificate of Trust of El Paso Energy Capital Trust I
          **4.7          -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust I
           *4.8          -- Declaration of Trust of El Paso Energy Capital Trust I
            4.9          -- Amended and Restated Declaration of Trust of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 4.4 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
            4.10         -- First Amendment to Amended and Restated Declaration of
                            Trust of El Paso Energy Capital Trust I, dated as of
                            August 1, 1998 (incorporated by reference to Exhibit 4.3
                            of El Paso Energy's Current Report on Form 8-K12G3, File
                            No. 1-14365, filed August 3, 1998)
           *4.11         -- Certificate of Trust of El Paso Energy Capital Trust II
          **4.12         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust II
           *4.13         -- Declaration of Trust of El Paso Energy Capital Trust II
          **4.14         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust II
           *4.15         -- Certificate of Trust of El Paso Energy Trust III
          **4.16         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust III
           *4.17         -- Declaration of Trust of El Paso Energy Trust III
          **4.18         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust III
            4.19         -- Trust Convertible Preferred Securities Guarantee
                            Agreement, dated as of March 17, 1998, between EPG and
                            The Chase Manhattan Bank (incorporated by reference to
                            Exhibit 4.7 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
            4.20         -- First Amendment to Trust Convertible Preferred Securities
                            Guarantee Agreement, dated as of August 1, 1998
                            (incorporated by reference to Exhibit 4.4 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            4.21         -- 4 3/4% Convertible Subordinated Debenture due 2028 of EPG
                            (incorporated by reference to Exhibit 4.6 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.22         -- El Paso Energy Capital Trust I Trust Convertible
                            Preferred Security Certificate (incorporated by reference
                            to Exhibit 4.5 of EPG's Current Report on Form 8-K, File
                            No. 1-2700, filed March 17, 1998)
            5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the 4 3/4% Subordinated Convertible Debentures due 2028
                            of EPG, the Trust Convertible Preferred Securities
                            Guarantee Agreement dated as of March 17, 1998 and the
                            Common Stock issuable upon conversion of the Trust
                            Convertible Preferred Securities of El Paso Energy
                            Capital Trust I (incorporated by reference to Exhibit 5.1
                            of EPG's Current Report on Form 8-K, File No. 1-2700,
                            filed March 17, 1998)
         ***5.2          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
            5.3          -- Opinion of Potter Anderson & Corroon as to the legality of the Trust Convertible Preferred Securities of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 5.2 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
         ***5.4          -- Opinion of Potter Anderson & Corroon as to the legality of the Trust Preferred Securities of El Paso Energy
                            Capital Trust II and El Paso Energy Capital Trust III
            8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters (incorporated by reference to Exhibit
                            8.1 of EPG's Current Report on Form 8-K, File No. 1-2700,
                            filed March 17, 1998)
         **12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
         **23.1          -- Consent of PricewaterhouseCoopers LLP
           23.2          -- Consent of Andrews & Kurth L.L.P. (included in Exhibits
                            5.1 and 8.1)
           23.3          -- Consent of Potter Anderson & Corroon (included in Exhibit
                            5.3)
         **24.1          -- Power of Attorney (included on signature page)
           25.1          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 25.1 of EPG's Current Report on Form 8-K, File
                            No. 1-2700, filed March 17, 1998)
           25.2          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Subordinated Debt Securities of EPG
                            (incorporated by reference to Exhibit 25.2 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
           25.3          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the El Paso Energy Capital Trust I Trust
                            Preferred Securities Guarantee Agreement (incorporated by
                            reference to Exhibit 25.3 of EPG's Current Report on Form
                            8-K, File No. 1-2700, filed March 17, 1998)
        ***25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust II and El Paso Energy Capital Trust
                            III, the Senior Debt Securities and the Guarantee
                            Agreements with respect to El Paso Energy Capital Trust
                            II and El Paso Energy Capital Trust III

---------------

  * Previously filed.

 ** Filed herewith.

*** To be filed as an exhibit to El Paso Energy's Current Report on Form 8-K in connection with and prior to a specific offering.

ITEM 17. UNDERTAKINGS

     A. The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(l)(i) and A(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, such filing of El Paso Energy's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 4, 1998.

                                            EL PASO ENERGY CORPORATION

                                            By:     /s/ WILLIAM A. WISE
                                              ----------------------------------
                                                       William A. Wise
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White, Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ WILLIAM A. WISE                   Chairman of the Board,         September 4, 1998
-----------------------------------------------------  President, Chief Executive
                   William A. Wise                     Officer and Director

                 /s/ H. BRENT AUSTIN                   Executive Vice President and   September 4, 1998
-----------------------------------------------------  Chief Financial Officer
                   H. Brent Austin

                /s/ JEFFREY I. BEASON                  Vice President and Controller  September 4, 1998
-----------------------------------------------------  (Chief Accounting Officer)
                  Jeffrey I. Beason

                /s/ BYRON ALLUMBAUGH                   Director                       September 4, 1998
-----------------------------------------------------
                  Byron Allumbaugh

               /s/ JUAN CARLOS BRANIFF                 Director                       September 4, 1998
-----------------------------------------------------
                 Juan Carlos Braniff

                 /s/ PETER T. FLAWN                    Director                       September 4, 1998
-----------------------------------------------------
                   Peter T. Flawn

                /s/ JAMES F. GIBBONS                   Director                       September 4, 1998
-----------------------------------------------------
                  James F. Gibbons

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                   /s/ BEN F. LOVE                     Director                       September 4, 1998
-----------------------------------------------------
                     Ben F. Love

               /s/ KENNETH L. SMALLEY                  Director                       September 4, 1998
-----------------------------------------------------
                 Kenneth L. Smalley

                 /s/ MALCOLM WALLOP                    Director                       September 4, 1998
-----------------------------------------------------
                   Malcolm Wallop

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 4, 1998.

                                            EL PASO ENERGY CAPITAL TRUST II

                                            By: El Paso Energy Corporation, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN

                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 4, 1998.

                                            EL PASO ENERGY CAPITAL TRUST III

                                            By: El Paso Energy Corporation, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN

                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer

                                LIST OF EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
         ***1.1          -- Form of El Paso Energy Debt Securities Underwriting
                            Agreement
         ***1.2          -- Form of El Paso Energy Equity Securities Underwriting
                            Agreement
            1.3          -- El Paso Energy Capital Trust I Trust Preferred Securities
                            Underwriting Agreement, dated as of March 11, 1998
                            (incorporated by reference to Exhibit 1.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            3.1          -- Restated Certificate of Incorporation of El Paso Energy;
                            Certificate of Designation, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of El Paso
                            Energy, dated as of July 16, 1998, as amended
                            (incorporated by reference to Exhibit 3.1 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            3.2          -- By-laws of El Paso Energy, as amended, dated as of July
                            16, 1998 (incorporated by reference to Exhibit 3.2 of El
                            Paso Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            4.1          -- Shareholder Rights Agreement, dated as of July 16, 1998, by and between El Paso Energy and BankBoston, N.A., as
                            Rights Agent (incorporated by reference to Exhibit 4.1 of
                            El Paso Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
          **4.2          -- Form of Senior Indenture between El Paso Energy and The
                            Chase Manhattan Bank, as Trustee (including form of
                            senior security)
            4.3          -- Subordinated Debt Securities Indenture, dated as of March
                            1, 1998, between EPG and The Chase Manhattan Bank, as
                            Trustee (including form of subordinated security)
                            (incorporated by reference to Exhibit 4.1 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.4          -- First Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of March 17, 1998, between
                            EPG and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.5          -- Second Supplemental Indenture to the Subordinated Debt
                            Securities Indenture, dated as of August 1, 1998, between
                            El Paso Energy and The Chase Manhattan Bank, as Trustee
                            (incorporated by reference to Exhibit 4.2 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
           *4.6          -- Certificate of Trust of El Paso Energy Capital Trust I
          **4.7          -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust I
           *4.8          -- Declaration of Trust of El Paso Energy Capital Trust I
            4.9          -- Amended and Restated Declaration of Trust of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 4.4 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
            4.10         -- First Amendment to Amended and Restated Declaration of
                            Trust of El Paso Energy Capital Trust I, dated as of
                            August 1, 1998 (incorporated by reference to Exhibit 4.3
                            of El Paso Energy's Current Report on Form 8-K12G3, File
                            No. 1-14365, filed August 3, 1998)
           *4.11         -- Certificate of Trust of El Paso Energy Capital Trust II
          **4.12         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust II
           *4.13         -- Declaration of Trust of El Paso Energy Capital Trust II
          **4.14         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust II

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           *4.15         -- Certificate of Trust of El Paso Energy Trust III
          **4.16         -- Restated Certificate of Trust of El Paso Energy Capital
                            Trust III
           *4.17         -- Declaration of Trust of El Paso Energy Trust III
          **4.18         -- Amendment No. 1 to Declaration of Trust of El Paso Energy
                            Capital Trust III
            4.19         -- Trust Convertible Preferred Securities Guarantee
                            Agreement, dated as of March 17, 1998, between EPG and
                            The Chase Manhattan Bank (incorporated by reference to
                            Exhibit 4.7 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
            4.20         -- First Amendment to Trust Convertible Preferred Securities
                            Guarantee Agreement, dated as of August 1, 1998
                            (incorporated by reference to Exhibit 4.4 of El Paso
                            Energy's Current Report on Form 8-K12G3, File No.
                            1-14365, filed August 3, 1998)
            4.21         -- 4 3/4% Convertible Subordinated Debenture due 2028 of EPG
                            (incorporated by reference to Exhibit 4.6 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
            4.22         -- El Paso Energy Capital Trust I Trust Convertible
                            Preferred Security Certificate (incorporated by reference
                            to Exhibit 4.5 of EPG's Current Report on Form 8-K, File
                            No. 1-2700, filed March 17, 1998)
            5.1          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the 4 3/4% Subordinated Convertible Debentures due 2028
                            of EPG, the Trust Convertible Preferred Securities
                            Guarantee Agreement dated as of March 17, 1998 and the
                            Common Stock issuable upon conversion of the Trust
                            Convertible Preferred Securities of El Paso Energy
                            Capital Trust I (incorporated by reference to Exhibit 5.1
                            of EPG's Current Report on Form 8-K, File No. 1-2700,
                            filed March 17, 1998)
         ***5.2          -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantees
            5.3          -- Opinion of Potter Anderson & Corroon as to the legality of the Trust Convertible Preferred Securities of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 5.2 of EPG's Current Report on Form 8-K, File No.
                            1-2700, filed March 17, 1998)
         ***5.4          -- Opinion of Potter Anderson & Corroon as to the legality of the Trust Preferred Securities of El Paso Energy
                            Capital Trust II and El Paso Energy Capital Trust III
            8.1          -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters (incorporated by reference to Exhibit
                            8.1 of EPG's Current Report on Form 8-K, File No. 1-2700,
                            filed March 17, 1998)
         **12.1          -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements
         **23.1          -- Consent of PricewaterhouseCoopers LLP
           23.2          -- Consent of Andrews & Kurth L.L.P. (included in Exhibits
                            5.1 and 8.1)
           23.3          -- Consent of Potter Anderson & Corroon (included in Exhibit
                            5.3)
         **24.1          -- Power of Attorney (included on signature page)
           25.1          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust I (incorporated by reference to
                            Exhibit 25.1 of EPG's Current Report on Form 8-K, File
                            No. 1-2700, filed March 17, 1998)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
           25.2          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Subordinated Debt Securities of EPG
                            (incorporated by reference to Exhibit 25.2 of EPG's
                            Current Report on Form 8-K, File No. 1-2700, filed March
                            17, 1998)
           25.3          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the El Paso Energy Capital Trust I Trust
                            Preferred Securities Guarantee Agreement (incorporated by
                            reference to Exhibit 25.3 of EPG's Current Report on Form
                            8-K, File No. 1-2700, filed March 17, 1998)
        ***25.4          -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank regarding the Trust Preferred Securities of El Paso
                            Energy Capital Trust II and El Paso Energy Capital Trust
                            III, the Senior Debt Securities and the Guarantee
                            Agreements with respect to El Paso Energy Capital Trust
                            II and El Paso Energy Capital Trust III

---------------

  * Previously filed.

 ** Filed herewith.

*** To be filed as an exhibit to El Paso Energy's Current Report on Form 8-K in connection with and prior to a specific offering.